AXA EQUITABLE

STRUCTURED CAPITAL

STRATEGIESSM SERIES C

Variable and Index Linked

Deferred Annuity

For Non-Qualified, Traditional IRA, and Roth IRA funds only.

PLEASE PRINT

1. Account Type (Check one) A. Non-Qualified B. Traditional IRA C. Roth IRA

Account Registration

2A. Owner (Check one) Individual Custodian (IRA / Roth IRA) Trust Other Non-Natural Owner

UGMA/UTMA (State Child SSN )

Male Female Owner and annuitant is the same

Name (First) (Middle Initial) (Last Name)

SSN or EIN or ITIN

Taxpayer Identification No. (Required) Birth Date (MM/DD/YYYY)

U.S.A. Primary Resident Address – No P.O. Box Permitted Daytime Phone No.

City State Zip Code

2B. PATRIOT Act Information

U.S. Citizen Yes No (If No, please complete US Visa type below) Valid Driver’s License Passport State Issued ID

Identification/Passport # Exp. Date U.S. Visa Type (if applicable)

Your Employer’s Name Your Occupation

2C. Mailing Address (if different from Primary Resident Address)

Mailing Address ? P.O. Box Accepted

City State Zip Code

3A. Joint Owner/Annuitant

• If the Owner listed above is the same as the annuitant, and there is no Joint Owner skip this section and proceed to Section 4.

• Please see additional instructions at the end of this section.

Joint Owner Annuitant Male Female

Name (First) (Middle Initial) (Last Name)

SSN or ITIN

Taxpayer Identification No. (Required) Birth Date (MM/DD/YYYY)

U.S.A. Primary Resident Address – No P.O. Box Permitted Daytime Phone No.

City State Zip Code

Additional Instructions:

I. If the owner and annuitant are not the same, please check the “Annuitant” box above and complete the information above.

II. If the Joint Owner and the Annuitant are the same, please check both boxes and complete the information above.

III. If the Joint Owner and the Annuitant are not the same, please check the “Joint Owner” box above and complete this section for the Joint Owner and Form #145118 for Annuitant/Joint Annuitant information. Joint Annuitants must be spouses and are permitted under NQ Certificate/Contract only.

Express Mail:

AXA Equitable

Retirement Service Solutions

500 Plaza Drive

6th Fl

Secaucus, NJ 07094-3619

Regular Mail:

AXA Equitable

Retirement Service Solutions

P.O. Box 1577

Secaucus, NJ 07096-1577

For Assistance, please call 888-517-9900

www.axa-equitable.com

FRNB149882

2010 PCS App 02 X03696_core Cat. No. 149882

AXA Distributors, LLC Page 1 of 5

3B. PATRIOT Act Information

U.S. Citizen ☐Yes ☐No (If No, please complete US Visa type below) ☐Valid Driver's License ☐Passport ☐State Issued ID

Identification/Passport # Exp. Date U.S. Visa Type (if applicable)

Your Employer's Name Your Occupation

4. Beneficiary(ies) Information

(If more than one – indicate %. Total must equal 100%)

Primary

1. ____________ ______% ____________
Primary Beneficiary Name Relationship to Account Owner

2. ____________ ______% ____________
Primary Beneficiary Name Relationship to Account Owner

5. Contribution Information

Initial Contribution $__________ (Minimum: $25,000)

Specify Method(s) of Payment:
☐Check or Wire ☐Direct Transfer (IRA or Roth IRA)
☐1035 Exchange (NQ)
☐CD or Mutual Fund (NQ) ☐Rollover (IRA or Roth IRA)

6. Investment Selection

- You must allocate your initial contribution among the Protected Investment Option and/or the variable investment options.
- All future contributions will be allocated accordingly to percentages below unless instructed otherwise by you.

A. Protected Investment Option

I. If you elect any of the Segment Types listed below, once amounts are received, they will be first placed in a Segment Type Holding Account until your Segment(s) becomes available on the Segment Start Date. At that time, your funds will be allocated per your selection(s) below provided that all Segment Participation Requirements specified in the Certificate/Contract are met.

II. Performance Cap Threshold: is the minimum rate you specify that a Performance Cap Rate has to be in order for amounts to be transferred from a Segment Type Holding Account into a Segment.

- If the Performance Cap Rate we set for the Segment is less than the Performance Cap Threshold you set, this will result in amounts not being transferred to an available Segment.
- Although not required, you have the ability to choose a Performance Cap Threshold for some or all individual Segment Type(s).
- To choose your Performance Cap Threshold, **please check the box below and complete the Performance Cap Threshold Form (#145276).** The completed form must be submitted along with this enrollment form/application to our Processing Center.

☐ I want to choose a Performance Cap Threshold.

III. Please use whole percentages when completing the Contribution Allocation column.

Segment Type	Contribution Allocation %	Segment Type	Contribution Allocation %
S&P 500 1 Year -10% Buffer	______%	Russell 2000 1 Year -10% Buffer	______%
S&P 500 3 Year -10% Buffer	______%	Russell 2000 3 Year -10% Buffer	______%
S&P 500 3 Year -20% Buffer	______%	Russell 2000 3 Year -20% Buffer	______%
S&P 500 5 Year -10% Buffer	______%	Russell 2000 5 Year -10% Buffer	______%
S&P 500 5 Year -20% Buffer	______%	Russell 2000 5 Year -20% Buffer	______%
S&P 500 5 Year -30% Buffer	______%	Russell 2000 5 Year -30% Buffer	______%
MSCI EAFE 1 Year -10% Buffer	______%	MSCI Emerging Markets 1 Year -10% Buffer	______%
NASDAQ 100 1 Year -10% Buffer	______%		
Gold Index 1year -10% Buffer	______%	Oil Index 1 Year -10% Buffer	______%

2010 PCS App 02

Structured Capital Strategies℠
Page 2 of 5

. Investment Selection (cont’d)

B. Variable Investment Options (Please use whole percentages)

EQ/Money Market %

EQ/Core Bond Index %

EQ/Equity 500 Index %

Contribution Allocation Total:

(A) Protected Investment Option Total % + (B) Variable Investment Options Total % = 100%

7. Current Insurance

1. Do you have any other existing life insurance or annuities? Yes No

2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued? Yes No

If answer to #2 is Yes, complete the following:

COMPANY TYPE OF PLAN YEAR ISSUE CERTIFICATE/CONTRACT NO.

COMPANY TYPE OF PLAN YEAR ISSUE CERTIFICATE/CONTRACT NO.

8. Fraud Warnings

Arkansas/Louisiana/New Mexico/Rhode Island/West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • Colorado/District of Columbia/Kentucky/Maine/

Tennessee: WARNING: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

• Oklahoma: Any person who knowingly and with intent to injure, defraud or deceive an insurer, fi les a statement of claim containing any false, incomplete, or misleading information is guilty of a felony. • Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrollment form/ application or fi les a claim containing a false or deceptive statement is guilty of insurance fraud. • All other states: Any person who knowingly and with the intent to defraud any insurance company or other person fi les a statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties.

9. Signature and Acknowledgements

GENERAL DISCLOSURE. BY SIGNING BELOW, I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

• Amounts I allocate to any of the Segment Types will first be allocated according to the Contribution Allocation percentages listed to the applicable Segment Type Holding Account. Amounts will be transferred from the Segment

Type Holding Account to the applicable Segment on the next available Segment Start Date provided that the

Performance Cap Rate we declare on the Segment Start Date is at least equal to any Performance Cap Threshold I specified and all other Segment Participation Requirements specified in the Certificate/Contract are met.

• If the Performance Cap Rate AXA Equitable sets on a given Segment Start Date is less than the Performance Cap

Threshold that I specify, any account value I have in the applicable Segment Type Holding Account will not be transferred into that Segment. If I do not indicate a Performance Cap Threshold, then funds will transfer into a new

Segment on all available Segment Start Dates, provided the Segment Participation Requirement specified in the

Certificate/Contract are met.

• The Protected Investment Option provides a rate of return tied to the performance of a specified index. The Protected

Investment Option is not an index fund and does not invest in underlying mutual funds that hold investments tracked by a specified index.

• Account value(s) attributable to allocations to the investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount.

• The prospectus and applicable supplements contain more complete information including the limitations, restrictions and conditions that apply to the Certificate/Contract.

Structured Capital StrategiesSM

2010 PCS App 02 Page 3 of 5

9. Signature and Acknowledgements (cont'd)

- Amounts withdrawn from the Certificate/Contract may be subject to a withdrawal charge.
- In the case of IRAs, by signing this enrollment form/application I acknowledge that I am buying the Certificate/Contract for its features and benefits other than tax deferral. IRAs derive tax deferral from the Internal Revenue Code and therefore the tax deferral feature of the Certificate/Contract does not provide additional benefits.
- Under penalty of perjury, I certify that all the Taxpayer Identification Numbers in Sections 2 and 3 are correct.
- All information and statements furnished in this enrollment form/application are true and complete to the best of my knowledge and belief.
- AXA Equitable may accept amendments to this enrollment form/application provided by me or under my authority.
- No financial professional has the authority to make or modify any Certificate/Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations. AXA Equitable must agree to any change made to the Certificate/Contract, or to the age at issue, in writing signed by an officer of the company.
- Structured Capital Strategies℠ is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to such product or any index on which such product is based. The prospectus contains a more detailed description of the limited relationship that MSCI has with AXA Equitable and any related products.

***Prospectus Information*: I acknowledge that I have received the most current prospectus and supplements, for the Structured Capital Strategies℠. After reviewing my financial information and goals with my Financial Professional, I believe that this Certificate/Contract will meet my financial goals.**

Contract State: We will issue and deliver a contract to you based upon your state of primary residence. If you sign the enrollment form/application in a state other than your primary residence state:

I certify that either: ☐ I have a second residence where the enrollment form/application was signed (the state of sale) ***or*** ☐ I work or maintain a business in the state where the enrollment form/application was signed (the state of sale). **(Please check one)**

CONSENT FOR DELIVERY OF INITIAL PROSPECTUS ON CD-ROM

☐ **Yes.** By checking this box and signing the enrolment form/application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 877-899-3743, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

When you sign this enrollment form/application, you are agreeing to the elections that you have made in this enrollment form/application, and acknowledge that you have read and understand the information.

X____

Owner Signature | City, State | Date

X____

Joint Owner Signature | City, State | Date

X____

Annuitant's Signature (if other than Owner) | City, State | Date

____

Annuitant (PRINT NAME)

X____

Joint Annuitant's Signature (if other than Owner) | City, State | Date

____

Joint Annuitant (PRINT NAME)

2010 PCS App 02

Structured Capital Strategies℠
Page 4 of 5

10.Registered Representative Information

10.	Registered Representative Information

A. Does the Proposed Owner have any existing life insurance or annuity contracts? Yes No

B. Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction, assuming the certificate/contract applied for will be issued on the life of the Owner? Yes No

C. Did you (i) verify the identity by reviewing the driver’s license/passport of the Owner, (ii) inquire about the source of the customer’s assets and income and (iii) confirm that the Proposed Owner is not (nor family member of or associates with)

a foreign military, government or political official? Yes No

D. Is the Proposed Owner currently an Active Duty* Member of the Armed Forces? Yes No

(If Yes, you must also submit a completed and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY

MEMBERS OF THE ARMED FORCES).

*	Active Duty means full-time duty in active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. It does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X

Primary Registered Representative Signature Social Security Number Rep Code

%

Print Name Phone Number

Client Account Number at Broker-Dealer Email Address Broker Dealer Name

X

Secondary Registered Representative Signature Social Security Number Rep Code

%

Print Name Phone Number

( ) -

( ) -

Structured Capital Strategies’

Cat. No. 149882

2010 PCS App 02 Page 5 of 5